UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
November 6, 2024
COMMISSION FILE NUMBER 1-6780 (Rayonier Inc.)
COMMISSION FILE NUMBER: 333-237246 (Rayonier, L.P.)
RAYONIER INC.
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
RAYONIER, L.P.
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 91-1313292
1 Rayonier Way
Wildlight, Florida 32097
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Exchange
Common Shares, no par value, of Rayonier Inc.	RYN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities
Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Rayonier Inc.:	Emerging growth company	☐
Rayonier, L.P.:	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Rayonier Inc.:	☐
Rayonier, L.P.:	☐

ITEM 7.01.	Regulation FD
On November 6, 2024, the Company posted an investor presentation providing an update on initiatives to enhance shareholder value on the Company’s website at www.rayonier.com. A copy of the presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01.	Other Events
On November 6, 2024, the Company issued a press release announcing four separate transactions to sell an aggregate of approximately 200,000 acres of timberland in Oklahoma and Washington for total consideration of approximately $495 million. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
99.1	Investor presentation, dated November 6, 2024.
99.2	Press release, dated November 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC.

BY:	/s/ MARK R. BRIDWELL
Mark R. Bridwell
Senior Vice President, General Counsel and Corporate Secretary

RAYONIER, L.P.

By: RAYONIER INC., its sole general partner

BY:	/s/ MARK R. BRIDWELL
Mark R. Bridwell
Senior Vice President, General Counsel and Corporate Secretary

November 6, 2024

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